GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
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                                                                      EXHIBIT 15



To the Board of Directors and Stockholders of Glenayre Technologies, Inc.
Charlotte, North Carolina

We are aware of the incorporation by reference in the Registration Statement Number 33-43797 on Form S-8 dated November 5, 1991, Registration Statement Number 33-68766 on Form S-8 dated September 14, 1993, Registration Statement Number 33-80464 on Form S-8 dated June 17, 1994, Registration Statement Number 33-88818 on Form S-4, dated March 24, 1995 (amended by Post-Effective Amendment Number 1 on Form S-8 dated March 25, 1996), Registration Statement Number 333-04635 on Form S-8 dated May 28, 1996 (amended by Post-Effective Amendment Number 1 on Form S-8 dated May 22, 1998), Registration Statement Number 333-15845 on Form S-4 dated November 8, 1996 (amended by Post-Effective Amendment Number 1 on Form S-8 dated January 30, 1997), Registration Statement Number 333-38169 on Form S-8 dated October 17, 1997, Registration Statement Number 333-39717 on Form S-8 dated November 7, 1997 and Registration Statement Number 333-56375 on Form S-8 dated June 9, 1998 of our report dated April 22, 1999 relating to the unaudited condensed consolidated interim financial statements of Glenayre Technologies, Inc. and subsidiaries which are included in its Form 10-Q for the quarter ended March 31, 1999.






                                                              Ernst & Young LLP

Charlotte, North Carolina
April 22, 1999